Exhibit 15.1

FANGDA PARTNERS

上海 Shanghai ● 北京 Beijing ● 深圳 Shenzhen ● 广州 Guangzhou ● 香港 Hong Kong

http://www.fangdalaw.com

中国上海市石门一路288号	电子邮件 Email: email@fangdalaw.com
兴业太古汇香港兴业中心二座24楼	电 话 Tel.: 86-21-2208 1166
邮政编码: 200041	传 真 Fax: 86-21-5298 5599
文 号 Ref.: 18CF0255

24/F, HKRI Centre Two HKRI Taikoo Hui 288 Shi Men Yi Road Shanghai 200041, PRC

Consent of Fangda Partners

April 18, 2019

LAIX Inc.

3F Building B, 1687 Chang Yang Road

Yang Pu District

Shanghai 200090

The People’s Republic of China

Dear Sirs:

We hereby consent to the reference of our name under the headings “Item 3.D. Key Information—Risk Factors” and “Item 4.C. Information on the Company—Organizational Structure— Contractual Arrangements with our VIEs and Their Respective Shareholders” in LAIX Inc.’s Annual Report on Form 20-F for the year ended December 31, 2018 (the “Annual Report”), which will be filed with the United States Securities and Exchange Commission (the “SEC”) in the month of April 2019. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report. In addition, we further consent to the incorporation by reference of the summaries of our opinions that appear in the Annual Report into the registration statement on Form S-8 (File No. 333-229935).

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/ Fangda Partners
Fangda Partners